UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 3, 2013

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b)	J. Carl Hsu did not stand for reelection to the Board of Directors of Rogers Corporation (the “Board” and “Company” respectively) at the May 3, 2013 annual meeting of the Company’s shareholders. Therefore, as of such date, which marked the expiration of his term, Mr. Hsu is no longer a member of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)	The 2013 annual meeting of the shareholders (the “Meeting”) of the Company was held on May 3, 2013. Sufficient shares were present for purposes of a quorum for all three proposals. The voting results for each of the three proposals are set forth below.

(b)

1.	The eight nominees to the Board were elected based upon the following votes and, except as otherwise required by law, by the Company’s Articles of Organization or by the Company’s Bylaws, hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes
Michael F. Barry	14,423,732	552,562	807,232
Charles M. Brennan, III	14,417,539	558,755	807,232
Bruce D. Hoechner	14,564,399	411,895	807,232
Gregory B. Howey	14,354,194	622,100	807,232
Carol R. Jensen	14,584,964	391,330	807,232
William E. Mitchell	14,407,437	568,857	807,232
Robert G. Paul	14,517,579	458,715	807,232
Peter C. Wallace	14,423,732	552,562	807,232

2.	The vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying Proxy Statement for the Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,765,820	153,487	56,987	807,232

3.	The vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, was as follows:

Votes For	Votes Against	Abstentions
15,641,128	128,678	13,720

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President and Secretary

Date: May 8, 2013